EXHIBIT 10.1


                                 Loan Agreement

      THIS LOAN AGREEMENT, dated as of March 28, 2005, by and between Joseph Lyle Putegnat III, an individual with a residence of 10863 Stone Haven Way, San Diego, California 92130 (the "Borrower"), and AICI, Inc, a corporation organized and existing under the laws of the State of Nevada and having a place of business at 9255 Towne Centre Drive, Suite 235, San Diego, California 92121 (the "Lender"):

                              W I T N E S S E T H:

      WHEREAS, the Borrower desires to borrow four hundred thousand dollars ($400,000) from the Lender in order to pay certain debts due to the Internal Revenue Service; and

      WHEREAS,   the  Lender  desire  to  loan  four  hundred  thousand  dollars
($400,000) to the Borrower upon the terms and conditions set forth herein;

      NOW,  THEREFORE,  in  consideration of the premises and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto hereby agree as follows:

      1. The Loan. Subject to the terms and conditions hereof, the Lender agrees to loan to the Borrower the principal sum of four hundred thousand dollars ($400,000) (the "Loan") which principal sum, together with interest and premium if any accrued thereon as herein provided, shall be due and payable in a single installment one year from the funding of the Loan. The Borrower may extend the due date an additional three (3) months, provided that he is not in default of the Note, Deed of Trust or Pledge Agreement, as defined herein below, and the Borrower pays an extension fee in the amount of five thousand dollars ($5,000) prior to the one (1) year due date.

      2. The Note; the Deed of Trust; the Pledge Agreement. The Loan shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A attached hereto and made a part hereof (the "Note"). The payment when due of the principal amount of the Loan, together with accrued interest (including overdue interest) thereon and all other amounts due and payable to the Lender under this Loan Agreement and the Note, and the performance by the Borrower of all of its other obligations under this Loan Agreement and the Note, shall be secured by (i) a Deed of Trust on the real property located at 10863 Stone Haven Way, San Diego, California 92130, to be prepared by Chicago Title, La Jolla, California, and (ii) a Pledge and Security Agreement, substantially in the form of Exhibit B attached hereto and made a part hereof (the "Pledge").

      3. Interest. Interest on the Note shall accrue at a rate per annum equal to five and one-half percent (5 1/2) per annum, provided that upon the occurrence of an Event of Default, including without limitation the failure of the Borrower to pay any amount of principal or interest as and when due and payable hereunder or under the Note, such amount shall thereafter bear interest at a rate per annum equal to ten percent (10%) per annum, payable upon demand until such overdue principal and interest are paid in full (both before and after judgment).


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

      4.  Prepayments.  The Borrower may, at its option,  at any time prepay the
Note in whole, without penalty, together with accrued interest (including overdue interest) to the date of prepayment, upon at least five (5) days' prior written notice to the Lender, specifying the date of prepayment. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified.

      5. Payments. All payments (including prepayments) by the Borrower shall be made without setoff or counterclaim to the Lender at the office of the Lender referred to in the first paragraph hereof, or such other location which may from time to time be designated in writing by the Lender, in lawful money of the United States of America, by wire transfer of immediately available funds on the due date thereof. If any payment hereunder or under the Note becomes due and payable on a day other than a day on which banking institutions in the City of San Diego and State of California are authorized by law to be open for business (a "Business Day"), then payment shall be due and payable on the next succeeding Business Day.

      6. Use of Proceeds. The proceeds of the Loan shall be used to pay the Borrower's federal income taxes to the Internal Revenue Service. No portion of the proceeds of the Loan shall be used by the Borrower in any manner which might cause the Loan or the application of its proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of governors of the Federal Reserve System or any other regulation promulgated by such Board of governors or to violate the Securities Exchange Act of 1934, as amended.

      7. Conditions Precedent. The obligation of the Lender to make the Loan shall be subject to the fulfillment prior to or contemporaneously with the making of such Loan of the following conditions precedent: (a) each of this Loan Agreement, the Note, the Deed of Trust and the Pledge (collectively, the "Loan Documents") shall have been executed and delivered by the respective parties thereto; and (b) all proceedings and all other documents and legal matters in connection with the transactions contemplated by this Loan Agreement and the other Loan Documents shall be satisfactory in form and substance to the Lender and its counsel, including, but not limited to, a preliminary title report and a title insurance policy, . For purposes of closing this Loan, the parties shall open an escrow ("Escrow") at Chicago Title Company, La Jolla, California.

      8. Events of Default. Upon the occurrence and during the continuance of any of the following events:

      (a) the Borrower shall fail to pay the principal of or interest on the Note, or any other amount payable hereunder, when due, whether by acceleration, by nature of prepayment or otherwise; or

      (b) an Event of Default under any of the Loan Documents shall have occurred and be continuing;


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then, and in any such event,  automatically the Loan shall immediately terminate and the Loan with accrued interest thereon and all other amounts owing under this Loan Agreement and the other Loan Documents shall immediately become due and payable.

      9. Amendments and Waivers. No amendments to this Loan Agreement or any other loan Document shall be effective without a written agreement signed by authorized officers of both the Lender and the Borrower. No waiver of any provision of this Loan Agreement or any other Loan Document shall be effective without a written waiver signed by an authorized officer of the party making such waiver.

      10. Notices. Except as otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be transmitted in writing by hand delivery, by first class certified or registered mail, or by overnight courier service, addressed to the Lender or the Borrower, as the case may be, at the address for such person set forth in the first paragraph of this Loan Agreement or at such other address as may be subsequently submitted by written notice of either party. Notice given pursuant to this paragraph 10 shall be deemed effective upon receipt.

      11. No Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising on the part of the Lender any right, remedy, power or privilege under this Loan Agreement or the other Loan Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Loan Agreement or any other Loan Document preclude any other or further exercise thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Loan Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and shall be in addition to all other remedies of Lender existing at law or in equity and not exclusive of any other rights, remedies, powers and privileges provided by law or in equity or in this Loan Agreement or the other Loan Documents.

      12. Survival. All representations and warranties made under this Loan Agreement and the other Loan Documents and in any document, instrument or certificate delivered pursuant thereto or in connection therewith shall survive the execution and delivery of this Loan Agreement and the other Loan Documents.

      13. Payment of Expenses and Taxes. The Borrower agrees to promptly pay or reimburse the Lender for all its costs and expenses incurred in connection with this Loan Agreement and Escrow, or the other Loan Documents or in collecting any payments due under this Loan Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel and costs of settlement to the Lender, any recording or filing fees and any and all liabilities with respect to stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the transactions contemplated hereby. The legal fees due for drafting the Loan Documents in the amount of one thousand eight hundred dollars ($1,800) shall be paid to Weintraub Law Group PC.


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      14.  Successors  and  Assigns.  This Loan  Agreement  and the  other  Loan
Documents shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns.

      15. Counterparts. This Loan Agreement may be executed by one or more of the parties on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      16. Governing Law. This Loan Agreement and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

      17. Miscellaneous. Section or paragraph headings in this Loan Agreement are for convenience of reference only and do not affect the rights or obligations of any party hereto. In the event that any one or more of the provisions contained in this Loan Agreement or any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions in this Loan Agreement or such other Loan Document. This Loan Agreement together with the exhibits hereto, and those portions of the Loan Documents incorporated by reference herein, embody the entire agreement and understanding between the parties hereto and supersede all other agreements and understandings relating to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.


/s/ Joseph Lyle Putegnat III
----------------------------
Joseph Lyle Putegnat III


AICI, Inc.

By: /s/ Russell Ingledew
    -----------------------
Name:  Russell Ingledew
Title: Chief Financial Officer